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                                                               AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRI 29, 2004
                                                                                                        REGISTRATION NO. 333-
====================================================================================================================================
                                                 SECURITIES AND EXCHANGE COMMISSION
                                                       WASHINGTON, D.C. 20549

                                                      ------------------------

                                                       REGISTRATION STATEMENT
                                                             ON FORM S-8
                                                                UNDER
                                                     THE SECURITIES ACT OF 1933

                                                      ------------------------

                                                   CLICKSOFTWARE TECHNOLOGIES LTD.
                                       (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                                      ------------------------

                    ISRAEL                                                                              NOT APPLICABLE
        (STATE OR OTHER JURISDICTION OF                                                                (I.R.S. EMPLOYER
        INCORPORATION OR ORGANIZATION)                                                              IDENTIFICATION NUMBER)

                                                         34 HABARZEL STREET
                                                          TEL AVIV, ISRAEL
                                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES, INCLUDING ZIP CODE)

                                                      ------------------------

                                                 2000 SHARE OPTION PLAN, AS AMENDED
                                                  2000 EMPLOYEE SHARE PURCHASE PLAN
                                                      (FULL TITLE OF THE PLANS)

                                                      ------------------------

                                                        DR. MOSHE BEN-BASSAT
                                                       CHIEF EXECUTIVE OFFICER
                                                   CLICKSOFTWARE TECHNOLOGIES LTD.
                                                          70 BLANCHARD ROAD
                                                        BURLINGTON, MA 01803
                                                           (781) 272-5903
                                      (NAME, ADDRESS AND TELEPHONE NUMBER OF AGENT FOR SERVICE)

                                                      ------------------------

                                                             COPIES TO:
            JEFFREY D. SAPER, ESQ.                                                                     RICHARD MANN, ESQ.
           ALLISON B. SPINNER, ESQ.                                                            GROSS, KLEINHENDLER, HODAK, HALEVY,
       WILSON SONSINI GOODRICH & ROSATI                                                                GREENBERG & CO.
           PROFESSIONAL CORPORATION                                                                   ONE AZRIELI CENTER
              650 PAGE MILL ROAD                                                                        CIRCULAR TOWER
           PALO ALTO, CA 94304-1050                                                                     TEL AVIV 67021
                                                                                                            ISRAEL

                                                      ------------------------
                                                   CALCULATION OF REGISTRATION FEE
====================================================================================================================================
                                                                      PROPOSED MAXIMUM       PROPOSED MAXIMUM         AMOUNT OF
                                                   AMOUNT TO BE           OFFERING               AGGREGATE           REGISTRATION
     TITLE OF SECURITIES TO BE REGISTERED           REGISTERED         PRICE PER SHARE        OFFERING PRICE             FEE
------------------------------------------------------------------------------------------------------------------------------------
Ordinary Shares, NIS 0.02 par value, to be
   issued under the 2000 Share Option Plan,
   as amended................................        400,000                $3.09(1)            $1,236,000             $156.60
------------------------------------------------------------------------------------------------------------------------------------
Ordinary Shares, NIS 0.02 par value, to be
   issued under the 2000 Employee Share
   Purchase Plan..............................       250,000                $3.09 (1)             $772,500              $97.88
------------------------------------------------------------------------------------------------------------------------------------

====================================================================================================================================
                                     TOTAL:          650,000                                    $2,008,500             $254.48
====================================================================================================================================
(1)  Calculated in accordance with Rule 457(h) and Rule 457(c) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee based on the price of $3.09 per share, which was the average of the high and low price per
     Ordinary Share as reported on the Nasdaq SmallCap Market on April 27, 2004.

====================================================================================================================================
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

                         CLICKSOFTWARE TECHNOLOGIES LTD.

                       REGISTRATION STATEMENT ON FORM S-8

         On July 21, 2000, ClickSoftware Technologies Ltd. (the "Registrant" or the "Company") filed a Registration Statement on Form S-8 (File No. 333-42000) with the Securities and Exchange Commission (the "Commission") to register the Registrant's Ordinary Shares that were reserved for issuance pursuant to, among other plans, the Registrant's 2000 Share Option Plan (the "Plan") and the Registrant's 2000 Employee Share Purchase Plan (the "ESPP").

         The Registrant is filing this Registration Statement on Form S-8 to register additional Ordinary Shares that have been reserved for issuance pursuant to the Plan and the ESPP.

         Pursuant to the evergreen provisions of the Plan, effective January 1, 2004, the number of the Registrant's Ordinary Shares reserved for issuance under the Plan was increased by 400,000 shares.

         Pursuant to the evergreen provisions of the ESPP, effective January 1, 2004, the number of the Registrant's Ordinary Shares reserved for issuance under the ESPP was increased by 250,000 shares.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Information Incorporated by Reference.

         There are hereby incorporated by reference in this Registration Statement the following documents and information heretofore filed with the Securities and Exchange Commission:

         (a) Annual Report on Form 10-K for the fiscal year ended December 31, 2003 filed with the Commission on March 22, 2004 and amended on Form 10-K/A filed on April 28, 2004.

         (b) The Company's Registration Statement on Form 8-A filed pursuant to Section 12 of the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), on June 19, 2000, and any further amendment or report filed hereafter for the purpose of updating any such description.

         (c) All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing such documents.

Item 4.  Description of Securities.

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.

         Not applicable.

Item 6.  Indemnification of Directors and Officers

         The Israeli Companies Law 1999 provides that an Israeli company cannot exculpate an office holder from liability with respect to a breach of his duty of loyalty, but may exculpate in advance an office holder from his liability to the company, in whole or in part, with respect to a breach of his duty of care. Our Articles of Association provide that, to the maximum extent permitted by the Companies Law, we may

         o enter into a contract for the insurance of the liability, in whole or in part, of any of the following: a Director, President, General Manager, Chief Executive Officer, Vice President, Chief Financial Officer, any other manager directly subordinate to the President, and any person who fills one of the said positions in the Company, even if he carries a different title (an "officer or director"),

         o        indemnify an officer or director post factum; and

         o indemnify an officer or director in advance for the following events

                  (i) any financial obligation imposed on an officer or director in favor of a third party by a court judment, including a compromise judgment approved by court (provided that we approved the compromise in advance) or an arbitrator's award approved by court (provided that it was given pursuant to arbitration agreed to by us in advance), for an act or omission performed by an officer or director in his or her capacity as such; and

                  (ii) reasonable legal expenses, including attorneys' fees, expended by or charged to an officer or director or adjudicated against an officer or director by a court in a proceeding commenced against an officer or director by the Company or on its behalf by another person, or in a criminal charge from which an officer or director was acquitted, or in a criminal charge that does not require intent, in which an officer or director was convicted, all for an act or omission performed in his capacity as an officer or director.

                  Such indemnity shall apply in certain foreseeable events and up to a feasible amount under the circumstances, as determined by the Board of Directors.

         These provisions are specifically limited in their scope by the Israeli Companies Law 1999, which provides that a company may not indemnify an office holder for, nor enter into an insurance contract that would provide coverage for any monetary liability incurred as a result of, any of the following:

         o a breach by the office holder of his duty of loyalty unless the office holder acted in good faith and had a reasonable basis to believe that the act would not prejudice the company;

         o a breach by the office holder of his duty of care if such breach was done intentionally or in disregard of the circumstances of the breach or its consequences;

         o any act or omission done with the intent to derive an illegal personal benefit; or

         o any fine levied against the office holder as a result of a criminal offense.

         In addition, pursuant to the Israeli Companies Law 1999, indemnification of and procurement of insurance coverage for our office holders must be approved by our audit committee and board of directors and, for indemnification and insurance for directors, also by our shareholders.

         We have obtained directors' and officers' liability insurance covering our officers and directors for claims arising from wrongful acts they committed in their capacity as an officer or a director.

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Item 7.  Exemption from Registration Claimed.

         Not applicable.

Item 8.  Exhibits.


  EXHIBIT                               DESCRIPTION
  NUMBER
-----------  -------------------------------------------------------------------
   4.1(1)    2000 Share Option Plan, as amended
   4.2(2)    2000 Employee Share Purchase Plan
   5.1       Opinion of Gross, Kleinhendler, Hodak, Halevy, Greenberg & Co.
  23.1       Consent of Brightman Almagor & Co., Independent Auditor
  23.2       Consent of Gross, Kleinhendler, Hodak, Halevy, Greenberg & Co.
             (contained in Exhibit 5.1)
  24.1       Power of Attorney (included in signature page to this Registration
             Statement)

----------------------------
     (1) Incorporated by reference to the Registrant's definitive proxy statement filed on August 6, 2001.
     (2) Incorporated by reference to the Registrant's Registration Statement on Form S-1 (File No. 333-30274), as amended, declared effective by the Securities and Exchange Commission on June 21, 2000.

Item 9.  Undertakings.

         (a)      The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of a report by the registrant pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Burlington, State of Massachusetts, on April 29, 2004.

                                        CLICKSOFTWARE TECHNOLOGIES LTD.

                                        By:  /S/ MOSHE BENBASSAT
                                            ------------------------------------
                                             Moshe BenBassat
                                             Chief Executive Officer


                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Moshe BenBassat and Shmuel Arvatz, jointly and severally, his attorneys-in-fact, each with full power of substitution, for him in any and all capacities, to sign any amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities on April 29, 2004:

           SIGNATURE                          TITLE

                             Chairman of the Board of Directors & Chief
/s/ Moshe Benbassat          Executive Officer
--------------------------   (Principal Executive Officer)
    Moshe BenBassat


/s/ Shmuel Arvatz            Chief Financial Officer (Principal
--------------------------   Financial and Accounting Officer)
    Shmuel Arvatz


/s/ Naomi Atsmon             Director
--------------------------
    Naomi Atsmon


/s/ Israel Borovich          Director
--------------------------
    Israel Borovich


/s/ Roni Einav               Director
--------------------------
    Roni Einav


/s/ Dan Falk                 Director
--------------------------
    Dan Falk


/s/ James W. Thanos          Director
--------------------------
   James W. Thanos


/s/ Gil Weiser               Director
--------------------------
    Gil Weiser

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                                INDEX TO EXHIBITS




  EXHIBIT                               DESCRIPTION
  NUMBER
-----------  -------------------------------------------------------------------
   4.1(1)    2000 Share Option Plan, as amended
   4.2(2)    2000 Employee Share Purchase Plan
   5.1       Opinion of Gross, Kleinhendler, Hodak, Halevy, Greenberg & Co.
  23.1       Consent of Brightman Almagor & Co., Independent Auditor
  23.2       Consent of Gross, Kleinhendler, Hodak, Halevy, Greenberg & Co.
             (contained in Exhibit 5.1)
  24.1       Power of Attorney (included in signature page to this Registration
             Statement)

----------------------------
     (1) Incorporated by reference to the Registrant's definitive proxy statement filed on August 6, 2001.
     (2) Incorporated by reference to the Registrant's Registration Statement on Form S-1 (File No. 333-30274), as amended, declared effective by the Securities and Exchange Commission on June 21, 2000.